                      SIXTH AMENDMENT AND MODIFICATION TO
                      -----------------------------------
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

     THIS SIXTH AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT (the "Amendment") is made effective as of the fifth day of May, 1997, by and among NOBEL EDUCATION DYNAMICS, INC. ("Nobel"), BLUEGRASS REAL ESTATE COMPANY, INC. ("Bluegrass"), IMAGINE EDUCATIONAL PRODUCTS, INC. ("Imagine"), MERRYHILL SCHOOLS, INC. ("Merryhill"), EDUCO, INC. ("Educo"), NEDI, INC. ("NEDI"), MONTESSORI HOUSE, INC. ("Montessori"), ANOTHER GENERATION ENTERPRISES, INC. ("Another Generation") (collectively, the "Obligors") and SUMMIT BANK, formerly known as First Valley Bank ("Bank").

                                  BACKGROUND
                                  ----------

     A. By a Loan and Security Agreement among Obligors, Children's Park, Incorporated, Rocking Horse Management Corporation and Bank dated August 30, 1995 (as amended by those certain amendments dated September 1, 1995, April 4, 1996, July 23, 1996, November 1, 1996 and March ____, 1997, the "Loan
Agreement"), Bank agreed, inter alia, to extend to Obligors a (i) revolving line
                          ----- ----
of credit in the original principal amount of up to Ten Million Dollars ($10,000,000.00) (the "Line"), (ii) term loan in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the "Term Loan"), and (iii) term loan in the original principal amount of Six Million Dollars ($6,000,000.00) (the "New Term Loan"). Subsequent to the execution of the Loan Agreement, Children's Park, Incorporated and Rocking Horse Management Corporation merged into Nobel with Nobel being the surviving entity.

     B. Obligors' obligations to repay the sums advanced under the (i) Line is evidenced by that certain Line Note from Obligors to Bank dated November 1, 1996 in the face amount of Ten Million Dollars ($10,000,000.00) (the "Line Note"),
(ii) Term Loan is evidenced by that certain Term Note from Obligors to Bank dated August 30, 1995 in the original principal amount of Seven Million Five Hundred Thousand Dollars ( $7,500,000.00) (as amended, the "Term Note"), and
(iii) New Term Loan is evidenced by that certain New Term Note from Obligors to Bank dated April 4, 1996 in the original principal amount of Six Million Dollars ($6,000,000.00) (as amended, the "New Term Note").

     C. Obligors and Bank desire to further amend the Loan Agreement in accordance with the terms and conditions hereof.

     D. Capitalized terms not otherwise defined herein will have the meanings set forth therefor in the Loan Agreement.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

     1.  THE LINE.  Section 1.1 of the Loan Agreement is hereby amended to read,
         --------   -----------
in its entirety, as follows:

          "1.1  Line of Credit.  Bank will establish for Obligors for and during
                --------------
          the period from the date hereof and until May 1, 2000 (the
          "Contract Period"), subject to the terms and conditions hereof, a revolving line of credit (the "Line") pursuant to which Bank will from time to time make loans or other extensions of credit to Obligors in an aggregate amount not exceeding at any time Thirteen Million Eight Hundred Thousand Dollars ($13,800,000.00) (the "Maximum Amount"). Obligors may borrow, repay and reborrow under the Line. The Line shall be subject to all terms and conditions set forth in all of the Loan Documents (as hereafter defined) which terms and conditions are incorporated herein. Obligors' obligation to repay the loans and extensions of credit under the Line shall be evidenced by Obligors' promissory note (the "Line Note") in the face amount of Thirteen Million Eight Hundred Thousand Dollars ($13,800,000.00), which shall be in the form attached hereto as Exhibit "A", with the
                                                        -----------
          blanks appropriately filled in. The Line shall be subject to review and renewal after the expiration of the Contract Period, at the sole discretion of Bank."

     2.   NEW LINE NOTE.  Coincident with the execution of this Amendment,
          -------------
Obligors shall execute and deliver to Bank a new promissory note of even date herewith, re-evidencing the existing indebtedness of Obligors to Bank under the Line and increasing the maximum principal amount thereof, which Note shall be in the form attached hereto as Exhibit "A". All references to the Line Note in the
                            -----------
Loan Agreement and the other Loan Documents shall be deemed to be references to such new Line Note. Exhibit "A" to the Loan Agreement is hereby replaced with
                     -----------
Exhibit "A" attached hereto.  The indebtedness evidenced by the previous Line
-----------
Note remains outstanding as of the date hereof and continues to be secured by the Collateral. The parties hereby expressly acknowledge and agree that the new Line Note merely re-evidences the indebtedness evidenced by the previous Line Note, and is given in substitution of, and not as payment of the previous Line Note. Bank will stamp the existing Line Note to show that it has been re-evidenced and succeeded.

     3.   INTEREST RATES.
          --------------

          (a) Section 2.4(e) of the Loan Agreement is amended to read, in its
              --------------
entirety, as follows:

               "(e) Individual portions drawn on the Line accruing interest at the (i) Line LIBOR Rate must be in amounts of at least Two Hundred Fifty Thousand Dollars ($250,000.00) each, and (ii) Floating Rate must be in amounts of at least Twenty-Five Thousand Dollars ($25,000.00) each."

          (b) Section 2.6 of the Loan Agreement is amended to read, in its
              -----------
entirety, as follows:

          "2.6  Interest Rate Options on the Term Loan.  Interest on the unpaid
                --------------------------------------
          principal balance of the Term Loan will accrue from the date of advance until final payment thereof at a rate selected by Obligors from the two (2) interest rate options set forth below, subject to the restrictions and in accordance with the procedures set forth in this
          Agreement:

               (a)  Floating Rate; or
               (b)  Term LIBOR Rate.

          The interest rate (and Rate Period, if applicable) from time to time chosen by Obligors for the Term Loan shall apply to the entire outstanding principal balance thereof until another interest rate option is chosen in accordance with the procedures set forth in this Agreement."

          (c) Section 2.9 of the Loan Agreement is deleted in its entirety.  All
              -----------
references in the Loan Agreement to the term "Fixed Rate" shall hereafter be deleted.

          (d) Section 2.10 of the Loan Agreement is amended to read, in its
              ------------
entirety, as follows:

          "2.10  Certain Provisions Regarding Term Loan Interest Rates.
                 -----------------------------------------------------
          Obligors understand and agree that: (a) the Rate Period for any Term LIBOR Rate shall be thirty (30), sixty (60) or ninety (90) days; and
          (b) Bank shall have the right to terminate any Rate Period and the interest applicable thereto, prior to the maturity of such Rate Period, if Bank determines in good faith (which determination shall be conclusive) that continuance of such interest rate has been made unlawful by any law, statute, rule or regulation to which Bank may be subject, in which event the principal amount to which such terminated Rate Period relates shall thereafter earn interest at the Floating Rate."

          (e) From and after the date hereof, interest on the unpaid principal balance of the New Term Loan will accrue at a rate or rates selected by Obligors from the two (2) interest rate options set forth in Section 2.6 of the Loan
                                                    -----------
Agreement and in accordance with the procedures set forth in the Loan Agreement. The interest rate (and Rate Period, if applicable) from time to time chosen by Obligors for the New Term Loan shall apply to the entire outstanding principal balance thereof until another interest rate option is chosen in accordance with the procedures set forth in the Loan Agreement.

          (f) The following Section 2.18 is added to the Loan Agreement:
                            ------------

          "2.18  Term-Out Portion.  Interest on the unpaid principal balance of
                 ----------------
          any Term-Out Portion will accrue from the Effective Date (as defined below) until final payment thereof at the Term-Out Rate."

     4.   PAYMENTS AND FEES.
          -----------------

          (a) Section 3.2 of the Loan Agreement is amended as follows:
              -----------

               (i)  By amending Section 3.2(b) to read in its entirety, as
                                --------------
                    follows:

               "(b)  Principal Payment on the Line.  Obligors will pay the
                     -----------------------------
          outstanding principal balance of the Line, together with any accrued and unpaid interest thereon, and all other sums due and owing in connection therewith on the earlier to occur of: (i) the occurrence of an Event of Default and termination of the Line by the Bank pursuant to Section 12.2(b) below, or (ii) May 1, 2000 (unless the
                      ---------------
          Contract Period is extended by Bank in its sole discretion). Any partial principal payments on account of the Line prior to the date payment thereof is due in full (other than in connection with any Term-Out Portions) must be in minimum increments of at least Twenty-Five Thousand Dollars ($25,000.00)."

               (ii) By adding the following Section 3.2(c):
                                            --------------

               "(c)  Term-Out Portion.  Obligors may, at their option during the
                     ----------------
          Contract Period by delivering to Bank a Term-Out Notice, elect to term out a portion or portions of the outstanding principal balance under the Line in minimum increments of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) each (each, a "Term-Out Portion" and collectively, the "Term-Out Portions"). Each Term-Out Portion shall be repaid in (a) fifty-nine (59) equal and consecutive monthly payments of principal each in an amount equal to the quotient obtained by dividing the original principal amount of such Term-Out Portion by sixty (60), together with interest thereon at the Term-Out Rate, commencing on the first (1st) day of the first (1st) month after the Effective Date, and (b) one (1) final payment of the remaining balance thereof and all accrued and unpaid interest thereon, on the first day of the sixtieth (60th) month after the Effective Date."

               Obligors shall deliver to Bank not less than fifteen (15) days prior written notice of Obligors' desire to elect a Term-Out Portion (each, a "Term-Out Notice"), which Term-Out Notice shall indicate the amount of such Term-Out Portion and the date on which Obligors desire such Term-Out Portion to become effective (the "Effective Date"). Once a Term-Out Notice is delivered by Obligors, such Term-Out Notice shall be irrevocable and, on the Effective Date, the Maximum Amount shall be permanently reduced by the full amount of the Term-Out Portion identified in such Term-Out Notice."

          (b) Section 3.3 of the Loan Agreement is amended to read, in its
              -----------
entirety, as follows:

               "3.3  Letter of Credit Fees.  For each issuance or renewal of a
                     ---------------------
          standby letter of credit hereunder, Obligors will pay to Bank an issuance or renewal fee in an amount equal to one percent (1%) per annum of the face amount of such standby letter of credit, payable coincident with and as a condition of the issuance or renewal of such standby letter of credit. In addition, Obligors shall pay such other fees and charges in connection with the negotiation or cancellation of each standby letter of credit as may be customarily charged by Bank. Such fees shall be computed on the basis of a year of three hundred sixty (360) days."

          (c) Section 3.6 of the Loan Agreement is amended to read, in its
              -----------
entirety, as follows:

               "3.6  Usage Fee.  So long as the Line is outstanding and has not
                     ---------
          been terminated, and the Bank Indebtedness not satisfied in full, Obligors shall unconditionally pay to Bank a fee equal to one-fifth of one percent (1/5%) per annum of the daily unused portion of the Line (which shall be calculated as the difference between Thirteen Million Eight Hundred Thousand Dollars ($13,800,000.00) (or such greater amount if the Maximum Amount is ever increased), minus the outstanding principal balance of cash advances under the Line plus the amount remaining to be drawn under any letters of credit issued and outstanding under the Line), at the close of business on the date such calculation is made, which fee shall be computed on a monthly basis in arrears and shall be due and payable on the first day of each month commencing on the first day of the first full month after the date hereof."

          (d) Section 3.9 of the Loan Agreement and Section 8 of the Second
              -----------                           ---------
Amendment to the Loan Agreement are deleted in their entirety.

          (e) The following Section 3.14 is added to the Loan Agreement:
                            ------------

               "3.14  Prepayment or Termination of the Loans.
                      --------------------------------------

               (a) Obligors may prepay all or any portion of the Loans or terminate the Loans (such termination or prepayment being referred to herein as a "Prepayment Event") upon thirty (30) days prior written notice to Bank (a "Prepayment Event Notice") specifying the amount of the Loans Obligors desire to prepay or that Obligors desire to terminate the Loans (provided that no Prepayment Event Notice shall be required with respect to partial prepayments on the Line). Once delivered, the Prepayment Event Notice shall be irrevocable.

               (b) In the event that (i) a Prepayment Event occurs, or (ii) an Event of Default occurs as a result of Obligors' failure to pay any sums when due under this Agreement (whether upon maturity, acceleration or otherwise) and the Loans are terminated, Obligors shall pay to Bank, in addition to all other sums due hereunder, a fee (the "Prepayment Fee") with respect to each Term-Out Portion in an amount equal to the product obtained by multiplying the applicable percentage set forth below times the outstanding principal amount of each Term-Out Portion prepaid or terminated:

          Date of Prepayment Event                                    Percentage
          ------------------------                                    ----------

          Prior to the first anniversary of the date of the
          Term-Out Notice delivered in respect of such
          Term-Out Portion                                                 5%

          On or after the first anniversary of the date of the
          Term-Out Notice delivered in respect of such
          Term-Out Portion but prior to the second anniversary
          of such date                                                     4%

          On or after the second anniversary of the date of the
          Term-Out Notice delivered in respect of such
          Term-Out Portion but prior to the third anniversary
          of such date                                                     3%

          On or after the third anniversary of the date of the
          Term-Out Notice delivered in respect of such
          Term-Out Portion but prior to the fourth anniversary
          of such date                                                     2%

          On or after the fourth anniversary of the date of the
          Term-Out Notice delivered in respect of such
          Term-Out Portion                                                 1%

               Notwithstanding anything in this Section 3.14 to the contrary,
                                                ------------
          provided that no Event of Default shall have occurred and be continuing, Obligors may, without paying the Prepayment Fee, prepay during any fiscal year of Obligors, from internally generated funds only, an amount not to exceed twenty percent (20%) of the outstanding balance of each Term-Out Portion at the beginning of such fiscal year."

          (f) The following Section 3.15 is added to the Loan Agreement:
                            ------------

               "3.15  Term-Out Portion Fee.  Obligors shall pay to Bank a fee in
                      --------------------
          connection with each Term-Out Portion in an amount equal to one-quarter of one percent (1/4%) of each such Term-Out Portion (the "Term-Out Portion Fee"). Each Term-Out Portion Fee shall be payable upon delivery of the respective Term-Out Notice."

     5.   LIMITATION ON INDEBTEDNESS.  Section 6.2(c) of the Loan Agreement is
          --------------------------   --------------
amended to read, in its entirety, as follows:

          "(c) Indebtedness incurred in connection with any Permitted Acquisition, provided that such Indebtedness is evidenced by a subordinated note in the form of Schedule A hereto, a fully executed
                                           ----------
          copy of which shall be delivered to Bank within fourteen (14) days of closing on such Permitted Acquisition."

     6.   PERMITTED INDEBTEDNESS.  Section 6.2 of the Loan Agreement is amended
          ----------------------   -----------
by adding the following subsection (e):

          "(e) Future purchase money Indebtedness and Capitalized Lease Obligations in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) during any fiscal year (which amount shall be non-cumulative as to any unused portions during any fiscal year)."

     7.   INVESTMENTS AND LOANS.  Section 6.3 of the Loan Agreement is amended
          ---------------------   -----------
by adding the following subsection (h):

          "(h) Loans from one Obligor to another or from or to any Subsidiary of any Obligor, or investments in one Obligor or any Subsidiary by another Obligor or Subsidiary; provided that any such Subsidiary is created in accordance with the terms and conditions of this Loan Agreement."

     8.   MAINTENANCE OF MANAGEMENT.  Section 6.16 of the Loan Agreement is
          -------------------------   ------------
amended to read, in its entirety, as follows:

          "6.16  Maintenance of Management.  Obligors shall at all times
          --------------------------------
          maintain Management reasonably satisfactory to Bank. Obligors will notify Bank promptly in writing of any change of its Board of Directors or Executive Officers and will provide Bank with a copy of proposed amendments to its articles of incorporation or bylaws, prior to adoption. Obligors shall not make any amendment to its articles of incorporation or bylaws which will in any way affect any Obligor's operations or ability to comply with the terms and conditions of the Loan Documents without the prior written consent of Bank."

     9.   NEW FACILITIES.  Section 6.27 of the Loan Agreement is amended to
          --------------   ------------
read, in its entirety, as follows:

          "6.27  New Facilities.  During any fiscal year, Obligors shall not
                 --------------
          establish more than ten (10) newly constructed educational facilities that Obligors will own or which otherwise appear as an asset on any Obligor's balance sheet. During any fiscal year, Obligors will not acquire more than seven (7) parcels of land for the construction of facilities nor expend in excess of Three Million Five Hundred Thousand Dollars ($3,500,000.00) in the aggregate for such land acquisition."

     10.  REPORTS.  Section 8 of the Loan Agreement is amended by adding the
          -------   ---------
following Section 8.11:
          ------------

          "8.11  Profit and Loss Per Facility.  As soon as available but in any
                 ----------------------------
          event within ninety (90) days after the end of each fiscal year of Obligors, annual profit and loss statements for each district (or, region, if there is no district) operated by Obligors, in form and content reasonably satisfactory to Bank."

     11.  DEFINITIONS.  Section 14 of the Loan Agreement is amended as follows:
          -----------   ----------

          (a)  By amending Section 14.23 to read, in its entirety, as follows:
                           -------------

               "14.23 Floating Rate Margin shall mean one of the following
                      --------------------
          margins determined based on the ratio of Obligors' Total Funded Indebtedness to EBITDA from time to time:

          Ratio of Total Funded Indebtedness                                                              Floating Rate
                          to EBITDA                                                                             Margin
          ----------------------------------                                                                  ----------
            greater than or equal to 3.5 to 1.0, but less than or equal to 4.0 to .10                      25 basis points

            greater than or equal to 2.5 to 1.0, but less than 3.5 to 1.0                                   0 basis points

            greater than or equal to 1.5 to 1.0, but less than 2.5 to 1.0                                 -25 basis points

            less than 1.5 to 1.0                                                                          -50 basis points

               The Floating Rate Margin shall be determined on a quarterly basis effective upon the receipt, review and approval by Bank of Obligors' financial statements for such quarter, which financial statements shall include, inter alia, a calculation of Obligors' Total
                         ----- ----
          Indebtedness to EBITDA as of the end of such quarter. If Obligors fail to deliver to Bank the foregoing financial statements, the Floating Rate Margin shall be highest margin set forth above."

          (b)  By amending Section 14.30 to read, in its entirety, as follows:
                          -------------

               "14.30  "LIBOR Rate Margin" shall mean one of the following
                       -------------------
          margins determined based on the ratio of Obligors' Total Funded Indebtedness to EBITDA from time to time:


          Ratio of Total Funded Indebtedness                                                              LIBOR Rate
                      to EBITDA                                                                                  Margin
          ----------------------------------                                                                   ----------
           greater than or equal to 3.5 to 1.0, but less than or equal to 4.0 to 1.0                      225 basis points

           greater than or equal to 2.5 to 1.0, but less than 3.5 to 1.0                                  175 basis points

           greater than or equal to 1.5 to 1.0, but less than 2.5 to 1.0                                  150 basis points

           less than 1.5 to 1.0                                                                           125 basis points

               The LIBOR Rate Margin shall be determined on a quarterly basis effective upon the receipt, review and approval by Bank of Obligors' financial statements for such quarter, which financial statements shall include, inter alia, a calculation of Obligors' Total
                         ----- ----
          Indebtedness to EBITDA as of the end of such quarter. If Obligors fail to deliver to Bank the foregoing financial statements, the LIBOR Rate Margin shall be highest margin set forth above."

          (c)  By amending Section 14.36 to read, in its entirety, as follows:
                           -------------

          "14.36  "Permitted Acquisition" shall mean an acquisition by any
                  -----------------------
          Obligor in which:

          (a) the purchase price for the entity or assets being acquired is less than Two Million Five Hundred Thousand Dollars ($2,500,000.00); or

          (b) the purchase price for the entity or assets being acquired is greater than Two Million Five Hundred Thousand Dollars ($2,500,000.00) but less than Five Million Dollars ($5,000,000.00) and each of the following criteria are met:

               (i) the business being acquired is either educational or daycare;

               (ii) the assets being acquired, or the assets of the entity being acquired, are all located in the United States;

               (iii) the purchase price is not greater than six (6) times the adjusted EBIT of the business being acquired; and

               (iv) the cash portion of the purchase price does not exceed seventy percent (70%) of the total purchase price."

          (d)  By adding the following defined term as Section 14.44:
                                                       -------------

          "14.44  "Term-Out Rate" shall mean a fixed per annum rate of interest
                  ---------------
          determined by Bank (which determination shall be conclusive) equal to one hundred eighty (180) basis points in excess of the yield on a United States Treasury Note, in the face amount of the respective Term-Out Portion, purchased on or about the date Obligors give Bank the Term-Out Notice in respect of such Term-Out Portion and maturing on or about the date which is sixty (60) days thereafter."

     12.  FEE.  Contemporaneously with the execution of this Amendment, Obligors
          ---
shall pay to Bank a fee in an amount equal to Thirty Thousand Dollars ($30,000.00). Bank is hereby authorized to deduct such fee from any deposit account of any Obligor maintained with Bank.

     13.  FURTHER ASSURANCES.  Obligors covenant and agree to execute and
          ------------------
deliver to Bank or to cause to be executed and delivered at the sole cost and expense of Obligors, from time to time, any and all other documents, agreements, statements, certificates and information as Bank shall reasonably request to evidence or effect the terms hereof, the Loan Agreement, as amended, or any of the other Loan Documents, or to enforce or to protect Bank's interest in the Collateral. All such documents, agreements, statements, etc., shall be in form and content acceptable to Bank in its sole discretion.

     14.  FURTHER AGREEMENTS AND REPRESENTATIONS.  Obligors do hereby:
          --------------------------------------

          (a) ratify, confirm and acknowledge that the Loan Agreement, as amended, and the other Loan Documents continue to be and are valid, binding and in full force and effect;

          (b) covenant and agree to perform all obligations of Obligors contained herein and under the Loan Agreement, as amended, and the other Loan Documents;

          (c) acknowledge and agree that Obligors have no defense, set-off, counterclaim or challenge against the payment of any sums owing under Loan Documents, the enforcement of any of the terms of the Loan Agreement, as amended, or the other Loan Documents;

          (d) acknowledge and agree that all representations and warranties of Obligors contained in the Loan Agreement and/or the other Loan Documents, as amended, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof, provided that the Schedules to Article 5 of the Loan Agreement shall be as attached hereto;

          (e) represent and warrant that no Event of Default (as defined in the Loan Agreement or any of the other Loan Documents) or event which with the giving of notice or passage of time or both would constitute such an Event of Default exists and all information described in the foregoing Background is true, accurate and complete;

          (f) acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Loan Agreement or any of the other Loan Documents, and does not constitute a release, termination or waiver of any of the rights or remedies granted to the Bank therein, which rights and remedies are hereby ratified, confirmed, extended and continued as security for the obligations of Obligors to Bank under the Loan Agreement and the other Loan Documents, including, without limitation, this Amendment; and

          (g) acknowledge and agree that any Obligor's failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default under the Loan Agreement and each of the Loan Documents.

     15.  COSTS AND EXPENSES.  Upon execution of this Amendment, Obligors shall
          ------------------
pay to Bank, all costs and expenses incurred by Bank in connection with the review, preparation and negotiation of this Amendment and all documents in connection therewith, including, without limitation, all of Bank's attorneys' fees and costs.

     16.  INCONSISTENCIES.  To the extent of any inconsistency between the
          ---------------
terms, conditions and provisions of this Amendment and the terms, conditions and provisions of the Loan Agreement or the other Loan Documents, the terms, conditions and provisions of this Amendment shall prevail. All terms, conditions and provisions of the Loan Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Obligors.

     17.  CONSTRUCTION.     All references to the Loan Agreement therein or in
          ------------
any other Loan Documents shall be deemed to be a reference to the Loan Agreement as amended hereby.

     18.  NO WAIVER.  Nothing contained herein and no actions taken pursuant to
          ---------
the terms hereof are intended to nor shall they constitute a waiver by the Bank of any rights or remedies available to Bank at law or in equity or as provided in the Loan Agreement or the other Loan Documents.

     19.  BINDING EFFECT.  This Amendment shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective successors and assigns.

     20.  GOVERNING LAW.  This Amendment shall be governed by and construed in
          -------------
accordance with the laws of the Commonwealth of Pennsylvania.

     21.  HEADINGS.  The headings of the sections of this Amendment are inserted
          --------
for convenience only and shall not be deemed to constitute a part of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.
                              NOBEL EDUCATION DYNAMICS, INC.

                              By:
                                 ------------------------------------------
                              Name/Title:
                                         ----------------------------------
(CORPORATE SEAL)
                              Attest:
                                     --------------------------------------
                              Name/Title:
                                         ----------------------------------

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                              BLUEGRASS REAL ESTATE COMPANY, INC.

                              By:
                                 ------------------------------------------
                              Name/Title:
                                         ----------------------------------
(CORPORATE SEAL)
                              Attest:
                                     --------------------------------------
                              Name/Title:
                                         ----------------------------------


                              IMAGINE EDUCATIONAL PRODUCTS, INC.

                              By:
                                 ------------------------------------------
                              Name/Title:
                                         ----------------------------------
(CORPORATE SEAL)
                              Attest:
                                     --------------------------------------
                              Name/Title:
                                         ----------------------------------


                              MERRYHILL SCHOOLS, INC.

                              By:
                                 ------------------------------------------
                              Name/Title:
                                         ----------------------------------
(CORPORATE SEAL)
                              Attest:
                                     --------------------------------------
                              Name/Title:
                                         ----------------------------------


                              EDUCO, INC.

                              By:
                                 ------------------------------------------
                              Name/Title:
                                         ----------------------------------
(CORPORATE SEAL)
                              Attest:
                                     --------------------------------------
                              Name/Title:
                                         ----------------------------------


                              NEDI, INC.

                              By:
                                 ------------------------------------------
                              Name/Title:
                                         ----------------------------------
(CORPORATE SEAL)
                              Attest:
                                     --------------------------------------
                              Name/Title:
                                         ----------------------------------

                        [SIGNATURES CONTINUED NEXT PAGE]

                                       11
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                              MONTESSORI HOUSE, INC.

                              By:
                                 ------------------------------------------
                              Name/Title:
                                         ----------------------------------
(CORPORATE SEAL)
                              Attest:
                                     --------------------------------------
                              Name/Title:
                                         ----------------------------------


                              ANOTHER GENERATION ENTERPRISES, INC.

                              By:
                                 ------------------------------------------
                              Name/Title:
                                         ----------------------------------
(CORPORATE SEAL)
                              Attest:
                                     --------------------------------------
                              Name/Title:
                                         ----------------------------------


                              SUMMIT BANK

                              By:
                                 ------------------------------------------
                                    Donald H. McCarty
                                    Regional Vice President

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